AMENDMENT TO
WARRANT AGREEMENTS

THIS AMENDMENT TO WARRANT AGREEMENTS (this “Amendment”) is entered into this 13th of November, 2012, by and between deltathree, Inc., a Delaware corporation (the “Company”) and D4 Holdings, LLC, a Delaware limited liability company (“Holder”).

Recitals

A.            The parties hereto entered into that certain Warrant Agreement dated February 12, 2009 (the “Original Warrant Agreement”), pursuant to which the Company issued to the Holder a warrant to purchase an aggregate of 30,000,000 shares of the Company’s Common Stock.

B.            The parties hereto also entered into that certain Warrant Agreement dated August 10, 2010 (the “Second Warrant Agreement”), pursuant to which the Company issued to the Holder a warrant to purchase an aggregate of 4,000,000 shares of the Company’s Common Stock.

C.            The parties hereto further entered into that certain Warrant Agreement dated March 2, 2011 (the “Third Warrant Agreement”), pursuant to which the Company issued to the Holder a warrant to purchase an aggregate of 1,000,000 shares of the Company’s Common Stock.

D.            In connection with the refinancing by the Company of outstanding indebtedness to the Holder on the date hereof, the parties hereto have agreed to amend certain provisions in the Original Warrant Agreement, the Second Warrant Agreement and the Third Warrant Agreement (together, the “Warrant Agreements”) as set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Warrant Agreement.

2.            Amendment to Original Warrant Agreement. Section 1(b) of the Warrant Agreement is hereby amended to read in its entirety as follows:

“(b)           “Exercise Price” means $0.02 per share (as the same may be adjusted from time to time pursuant to the terms of this Warrant).”

3.            Amendment to Second Warrant Agreement. Section 1(b) of the Second Warrant Agreement is hereby amended to read in its entirety as follows:

“(b)           “Exercise Price” means $0.02 per share (as the same may be adjusted from time to time pursuant to the terms of this Warrant).”

4.            Amendment to Third Warrant Agreement. Section 1(b) of the Third Warrant Agreement is hereby amended to read in its entirety as follows:

“(b)           “Exercise Price” means $0.02 per share (as the same may be adjusted from time to time pursuant to the terms of this Warrant).”

5.            Full Force and Effect. Except as amended hereby, all of the terms and conditions of the Warrant Agreements will remain in full force and effect and will not be, or deemed to be, waived, modified, superseded or otherwise affected by this Amendment.

6.            Entire Agreement. This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Amendment and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter of this Amendment.

7.            Headings. The headings in this Amendment are included for convenience of reference only and will be ignored in the construction or interpretation hereof.

8.            Counterparts; Facsimile Signatures. This Amendment may be executed in one or more counterparts (including by facsimile signature), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature page follows.]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:		HOLDER:

DELTATHREE, INC.		D4 HOLDINGS, LLC

		By:	Praescient, LLC, its Manager
By:	/s/ Effi Baruch
Name:	Effi Baruch
Title:	CEO and President	By:	/s/ Robert Stevanovski
		Name	Robert Stevanovski
		Title:	Manager